Exhibit 99.1

WORLD SURVEILLANCE GROUP APPOINTS (US-RET) LT. COLONEL DREW WEST CHAIRMAN OF THE BOARD

Military Chairman Provides New Leadership

KENNEDY SPACE CENTER, FL – June 5, 2014 -- World Surveillance Group Inc. (OTC.PK: WSGI), a developer of lighter-than-air unmanned aerial systems (“UAS”), has appointed (US-RET) Lt. Colonel Drew West as Chairman of the Board of Directors effective immediately. Mr. West is an experienced business owner and entrepreneur who also served as a Marine infantry officer for over 24 years, serving 6 years on active duty and the remainder in the reserves.  Mr. West was mobilized for Operation Desert Storm in 1990 and then again for Operation Enduring Freedom where he served his final tour of active duty in Afghanistan in 2007.

Mr. West has held senior positions in Fortune 500 companies in the areas of marketing, business development, sales and product quality assurance and has 17 years of experience as a business owner and entrepreneur. Mr. West is the founder and President of The Trident Group, Ltd, one of the founding members along with WSGI of the Ohio Lighter Than Air UAS Consortium (the “Consortium”), the group currently responsible for the continued development and commercialization of the Argus One airship. He is also a member of the National Military Intelligence Association, the Armed Forces Communications and Electronics Association and the Ohio Aerospace Institute. Mr. West has received several accreditations from various Department of Defense institutions: The National Defense University, the U.S. Marine Corps’ Amphibious Warfare School and Command and Staff College.

Glenn D. Estrella, President and CEO of World Surveillance Group, stated “On behalf of the Board and my management team, we are all extremely excited to welcome Drew to the WSGI team and are eager to work together to advance the goals of the Company.  His experience in the military and as a successful businessman will provide WSGI with the experience and skills required to move our business forward.  As a member of the Consortium, Drew will be integral in our renewed focus on the continued development and commercialization of our Argus One airship.”

Drew West, Chairman of the Board of Directors of World Surveillance Group, stated "I look forward to rolling up my sleeves right away to lead WSGI in its new strategy focused on expanding Global Telesat’s satellite tracking business and advancing the Argus One UAS program in Ohio. I also plan on working with the team to evaluate options to improve the Company’s fiscal condition and addressing the remaining legacy issues that still impact the Company. I commend the management team for their commitment to the Company and look forward to leading the Company to a more prosperous future."

For additional information about WSGI, please visit www.wsgi.com.

About World Surveillance Group Inc.

World Surveillance Group Inc. (WSGI) designs, develops, markets and sells lighter-than-air advanced UAS capable of carrying payloads that provide semi-persistent intelligence, surveillance and reconnaissance ("ISR"), security and/or wireless communications solutions at low and mid altitudes. WSGI's aerial assets are designed for integration with electronics systems and other high technology payloads for use by government-related and commercial entities that require real-time ISR or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief, maritime and environmental missions. For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

About Global Telesat Corp.

GTC provides mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. GTC specializes in services related to the Globalstar satellite constellation, including satellite telecommunications voice airtime, tracking devices and services, and ground station construction.  GTC has an e-commerce mobile satellite solutions portal and is an authorized reseller of satellite telecommunications equipment and services offered by other leading satellite network providers such as Inmarsat, Iridium, Globalstar and Thuraya. GTC has a subscription based online tracking portal called GTCTrack, designed to attract new satellite and GSM tracking customers by offering an easy-to-use interface and compatibility with a wide range of devices. GTC’s equipment is installed in various ground stations across Africa, Asia, Australia, Europe and South America.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include those regarding: the ability of the Consortium members to further develop and/or commercialize the Argus One, the future location of the Argus One program, the Company’s ability to benefit from the other Consortium members skills or expertise, the expected payloads or systems to be carried on the Argus One, the suitability of the Argus One for any particular application, the ability of the Argus One to satisfy customer demands or requirements or meet any specific challenges, the ability of the Argus One to function in accordance with its design expectations, the Company’s ability to expand GTC’s business, the further advancement, development or commercialization of the Company's products, the capabilities, characteristics and advantages of, and costs related to, the Company's technology, products and services, the Company’s ability to improve its financial position or address remaining legacy issues, and the ability of the Company to execute on its strategies or to accomplish any of its goals or objectives. The words "forecast," "project," "intend," "expect," "plan, " "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:

Barbara M. Johnson
World Surveillance Group Inc.
321-452-3545
investors@wsgi.com